Exhibit 99.1

Media Contact: Margaret Kirch Cohen 312-696-6383 or margaret.cohen@morningstar.com

Investors: Please submit questions to investors@morningstar.com or by fax to 312-696-6009.

FOR IMMEDIATE RELEASE

Morningstar, Inc. Reports First Quarter 2006 Financial Results

CHICAGO, May 4, 2006 — Morningstar, Inc. (NASDAQ: MORN), a leading provider of independent investment research, today announced its first quarter 2006 financial results. The company reported consolidated revenue of $70.1 million in the first quarter of 2006, a 32% increase from revenue of $53.2 million in the first quarter of 2005. Revenue for the first quarter included $4.4 million from Ibbotson Associates, Inc. Morningstar acquired Ibbotson, a leading provider of asset allocation research and services, on March 1, 2006, and began including Ibbotson in its financial results on that date. Morningstar’s net income was $13.4 million in the first quarter of 2006, or 29 cents per diluted share, compared with $4.0 million, or 9 cents per diluted share, in the first quarter of 2005.

Morningstar purchased Ibbotson for $83.0 million in cash plus $3.4 million for working capital and other items, subject to post-closing adjustments. The acquisition contributed first quarter revenue of $0.5 million in Morningstar’s Individual segment, $1.5 million in the Advisor segment, and $2.4 million in the Institutional segment. Historically, Ibbotson’s revenue has been higher in March because of the seasonal nature of its books business, including the Stocks, Bonds, Bills, and Inflation Yearbook, which is published annually in March. Morningstar includes these annual reference guides in its Individual segment.

Joe Mansueto, chairman and chief executive officer of Morningstar, said, “We’re well on our way to integrating Ibbotson into our operations. Even though this quarter only includes one month of Ibbotson’s results, its products are already making meaningful contributions to our business, especially in the Advisor and Institutional segments. We’re particularly excited about Ibbotson’s funds of funds consulting, managed retirement accounts, and institutional software services.

“Our underlying business also continued to generate strong organic growth, with revenue increasing 24% in the first quarter, excluding Ibbotson and foreign currency translations. Nearly all of our core products contributed to revenue growth, with Morningstar Advisor Workstation Enterprise Edition and Investment Consulting posting the largest gains,” Mansueto added. “Also during the quarter we launched the Morningstar Dividend Leaders Index, which First Trust Advisors is licensing for use in a new exchange-traded fund, and we introduced a star rating for exchange-traded funds.”

Key Business Drivers

Revenue:  Revenue in the Individual segment was $19.1 million in the first quarter of 2006, a 23% increase from $15.5 million in the first quarter of 2005. Revenue in the Advisor segment was $21.8 million in the first quarter of 2006, a 32% increase compared with $16.5 million in the same period in 2005. Revenue in the Institutional segment was $30.6 million in the first quarter of 2006, a 37% increase from $22.3 million in the first quarter of 2005.

Revenue from international operations was $8.4 million in the first quarter of 2006, a 21% increase from $7.0 million in the same period a year ago. International revenue included $0.2 million from Ibbotson. Foreign currency translations had a negative impact of $0.2 million on international revenue. Excluding the impact of foreign currency translations and the Ibbotson acquisition, consolidated revenue increased approximately 24% and international revenue increased approximately 21%, respectively, compared with the prior-year period.

Revenue Composition:  Morningstar defines “walk-in” revenue as revenue it expects to recognize during the year from subscriptions and license agreements in place as of Jan. 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year. During the first quarter of 2006, the company closed renewals and brought in new business that will contribute an estimated $52.2 million to 2006 revenue, absent cancellations. Morningstar estimates that 2006 walk-in revenue plus the full-year impact of new and renewal business closed during the first quarter, absent additional cancellations, will total $189.2 million. Revenue from Ibbotson has not yet been incorporated into new, renewal, or walk-in revenue.

Operating Income:  Consolidated operating income was $19.2 million in the first quarter of 2006, an increase of $12.3 million, or 179%, compared with $6.9 million in the same period a year ago. Lower stock-based compensation expense had a significant impact on the increase in operating income. Excluding stock-based compensation expense, operating income in the first quarter of 2006 was $21.1 million, an increase of $9.3 million, or 80%, compared with $11.8 million in the first quarter of 2005. This increase reflects the underlying strength of Morningstar’s business, which was driven by revenue growth that outpaced growth in operating expense across all business segments. The Ibbotson acquisition also contributed to operating income growth.

The company’s operating margin was 27.4% in the first quarter of 2006, compared with 12.9% in the same period in 2005. The increase in operating margin partly reflects the decline in stock-based compensation expense compared with the first quarter of 2005. Excluding stock-based compensation expense, the company’s operating margin was 30.2% in the first quarter of 2006, compared with 22.1% in the prior-year period.

Operating income and operating margin before stock-based compensation expense are measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). A reconciliation to operating income and operating margin is included in the accompanying financial tables.

Stock-based Compensation Expense:  Stock-based compensation expense decreased $3.0 million in the first quarter of 2006 to $1.9 million, compared with $4.9 million in the first quarter of 2005. The lower level of stock-based compensation expense mainly reflects the fact that after the company’s initial public offering in May 2005, Morningstar no longer records stock-based compensation expense under the liability method. In the first quarter of 2005, the company recorded $2.8 million of stock-based compensation expense under the liability method, which did not recur in 2006.

Free Cash Flow:  Morningstar generated free cash flow of $9.1 million in the first quarter of 2006, reflecting cash provided by operating activities of $9.9 million and capital expenditures of approximately $0.8 million. Free cash flow increased by $12.4 million, primarily because of an increase in net income adjusted for non-cash items. Free cash flow is a non-GAAP measure that is reconciled to cash provided by or used for operating activities in the accompanying financial tables. Morningstar defines free cash flow as cash provided by or used for operating activities less capital expenditures.

As of March 31, 2006, Morningstar had cash, cash equivalents, and investments of $82.9 million, compared with $153.2 million as of Dec. 31, 2005. The decrease reflects cash used for the acquisition of Ibbotson and annual bonus payments.

Business Segment Performance

In the first quarter of 2006, Morningstar changed its segment reporting by allocating stock-based compensation expense to each of its three business segments; before 2006, stock-based compensation expense was recorded as a corporate item. This change gives management a more complete picture of the profitability of each business segment after fully allocating stock-based compensation expense. Morningstar has reclassified its segment results for 2005 to reflect this change.

Operating income and operating margin growth rates for all segments were more favorable year over year because higher stock-based compensation expense in the first quarter of 2005 had a larger negative impact on margins in that period.

Individual Segment:  The largest product in this segment based on revenue is the company’s U.S.-based Web site for individual investors, Morningstar.com®. The Individual segment also includes Morningstar® Equity Research and several print and online publications.

•                  Revenue was $19.1 million in the first quarter of 2006, a 23% increase from $15.5 million in the first quarter of 2005. Morningstar.com Premium Membership and Equity Research drove most of the revenue increase. The first quarter tends to show more sales activity for Premium Membership on Morningstar.com and other products such as Morningstar® Stocks 500 TM and Morningstar® Funds 500 TM, which are reference guides that the company publishes once a year. In addition, first quarter revenue for this segment included revenue from Ibbotson’s Stocks, Bonds, Bills, and Inflation Yearbook, which is published in March of each year.

•                  Operating income was $5.6 million in the first quarter of 2006, a 129% increase from $2.4 million in the prior-year period. Operating income benefited from a $1.0 million decrease in stock-based compensation expense.

•                  Operating margin was 29.1% in the first quarter of 2006, compared with 15.6% in the first quarter of 2005. Approximately 7 percentage points of the increase came from lower stock-based compensation expense as a percentage of revenue.

Advisor Segment:  The largest products in this segment based on revenue are Morningstar® Advisor WorkstationSM, Morningstar® Principia®, and Morningstar® Managed PortfoliosSM.

•                  Revenue was $21.8 million in the first quarter of 2006, a 32% increase from $16.5 million in the same period in 2005. Advisor Workstation Enterprise Edition contributed the majority of the revenue increase.

The Advisor segment also included March revenue from Ibbotson’s Financial Communications business.

•                  Operating income was $6.1 million in the first quarter of 2006, an increase of 135% compared with $2.6 million in the first quarter of 2005. Operating income benefited from a $0.9 million decrease in stock-based compensation expense.

•                  Operating margin was 28.0% in the first quarter of 2006, compared with 15.7% in the first quarter of 2005. Approximately 6 percentage points of the increase came from lower stock-based compensation expense as a percentage of revenue.

Institutional Segment:  The key products and services in this segment based on revenue are Licensed DataSM, Investment Consulting, retirement advice (including Advice by Ibbotson® and Morningstar® Retirement ManagerSM ), Licensed Tools and Content, Morningstar DirectSM, and EnCorr®.

•                  Revenue was $30.6 million in the first quarter of 2006, a 37% increase from $22.3 million in the first quarter of 2005. Investment Consulting (including March revenue from Ibbotson), Licensed Data, and Morningstar Direct drove most of the revenue increase.

•                  Operating income was $8.7 million in the first quarter of 2006, an increase of 181% from $3.1 million in the same period in 2005. Operating income benefited from a $1.1 million decrease in stock-based compensation expense.

•                  Operating margin was 28.4% in the first quarter of 2006, compared with 13.9% in the prior-year period. Approximately 6 percentage points of the increase came from lower stock-based compensation expense as a percentage of revenue.

About Morningstar, Inc.

Morningstar, Inc. is a leading provider of independent investment research in the United States and in major international markets. The company offers an extensive line of Internet, software, and print-based products and services for individuals, financial advisors, and institutions. Morningstar provides data on more than 145,000 investment offerings, including stocks, mutual funds, and similar vehicles. The company has operations in 12 countries and minority ownership positions in companies based in four other countries.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s filings with the Securities and Exchange Commission, including Morningstar’s Annual Report on Form 10-K for the year ended Dec. 31, 2005. If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement you read in this press release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

To supplement Morningstar’s consolidated financial statements presented in accordance with GAAP, Morningstar uses the following measures defined as non-GAAP by the Securities and Exchange Commission:  free cash flow, operating income before stock-based compensation expense, and operating margin before stock-based compensation expense. Morningstar presents free cash flow solely as supplemental disclosure to help its investors better understand how much cash is available after Morningstar spends money to operate its business. Morningstar uses free cash flow to evaluate the performance of its business. Free cash flow should not be considered an alternative to any measure of performance as promulgated under GAAP (such as cash provided by (used for) operating, investing, and financing activities), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the free cash flow definition used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on free cash flow, please see the reconciliation from cash provided by operating activities to free cash flow included in the accompanying financial tables.

Morningstar presents operating income before stock-based compensation expense and operating margin before stock-based compensation expense solely as supplemental disclosure to help its investors better understand the performance of its business, to enhance comparison of Morningstar’s performance from period to period, and to allow better comparison of Morningstar’s performance with that of its competitors. Morningstar expects stock-based compensation expense to be a recurring cost. Morningstar uses operating income before stock-based compensation expense and operating margin before stock-based compensation expense to evaluate the performance of its business. Operating income before stock-based compensation expense and operating margin before stock-based compensation expense should not be considered alternatives to any measure of performance as promulgated under GAAP (such as operating income or operating margin), nor should this data be considered an indicator of Morningstar’s overall financial performance or liquidity. Also, the calculations of operating income before stock-based compensation expense and operating margin before stock-based compensation expense used by Morningstar may not be comparable to similarly titled measures reported by other companies. For more information on operating income before stock-based compensation expense and operating margin before stock-based compensation expense, please see the reconciliations from operating income to operating income before stock-based compensation expense and from operating margin to operating margin before stock-based compensation expense included in the accompanying financial tables.

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©2006 Morningstar Inc. All rights reserved.

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

	Three months ended March 31
(in thousands, except per share amounts)	2006	2005	change

Revenue	$70,060	$53,204	31.7%
Operating expense(1):
Cost of goods sold	18,673	15,912	17.4%
Development	6,091	5,149	18.3%
Sales and marketing	11,660	9,785	19.2%
General and administrative	12,032	13,084	(8.0)%
Depreciation and amortization	2,406	2,396	0.4%
Total operating expense	50,862	46,326	9.8%
Operating income	19,198	6,878	179.1%
Operating margin	27.4%	12.9%	14.5	pp
Non-operating income (expense):
Interest income, net	1,059	449	135.9%
Other income (expense), net	(126)	260	NMF
Non-operating income, net	933	709	31.6%
Income before income taxes, equity in net income of unconsolidated entities, and cumulative effect of accounting change	20,131	7,587	165.3%
Income tax expense	7,598	4,060	87.1%
Equity in net income of unconsolidated entities	647	480	34.8%
Income before cumulative effect of accounting change	13,180	4,007	228.9%
Cumulative effect of accounting change, net of income tax expense of $171(2)	259	—	NMF
Net income (loss)	$13,439	$4,007	235.4%
Basic income per share:
Income before cumulative effect of accounting change	$0.33	$0.10
Cumulative effect of accounting change	—	—
Net income	$0.33	$0.10
Diluted income per share:
Income before cumulative effect of accounting change	$0.28	$0.09
Cumulative effect of accounting change	0.01	—
Net income	$0.29	$0.09
Weighted average common shares outstanding:
Basic	40,355	38,448
Diluted	46,424	42,944

	Three months ended March 31
	2006	2005
(1) Includes stock-based compensation expense of:
Cost of goods sold	$272	$664
Development	114	275
Sales and marketing	126	325
General and administrative	1,422	3,623
Total stock-based compensation expense	$1,934	$4,887

(2) Relates to adoption of Statement of Financial Accounting Standards No. 123(R).

NMF — Not meaningful, pp — percentage points

Morningstar, Inc. and Subsidiaries

Operating Expense as a Percentage of Revenue

	Three months ended March 31
	2006	2005	change

Revenue	100.0%	100.0%
Operating expense(1):
Cost of goods sold	26.7%	29.9%	(3.2	)pp
Development	8.7%	9.7%	(1.0	)pp
Sales and marketing	16.6%	18.4%	(1.8	)pp
General and administrative	17.2%	24.6%	(7.4	)pp
Depreciation and amortization	3.4%	4.5%	(1.1	)pp
Total operating expense	72.6%	87.1%	(14.5	)pp
Operating margin	27.4%	12.9%	14.5	pp

	Three months ended March 31
	2006	2005	change
(1) Includes stock-based compensation expense of:
Cost of goods sold	0.4%	1.3%	(0.9	)pp
Development	0.2%	0.5%	(0.3	)pp
Sales and marketing	0.2%	0.6%	(0.4	)pp
General and administrative	2.0%	6.8%	(4.8	)pp
Total stock-based compensation expense	2.8%	9.2%	(6.4	)pp

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended March 31
($000)	2006	2005

Operating activities
Net income	$13,439	$4,007
Adjustments to reconcile net income to net cash flows from operating activities:
Cumulative effect of accounting change	(259)	—
Depreciation and amortization	2,406	2,396
Deferred income tax expense (benefit)	(565)	(859)
Stock-based compensation	1,934	4,887
Equity in net income of unconsolidated entities	(647)	(480)
Other, net	97	(100)
Changes in operating assets and liabilities, net of effects of acquisitions	(6,488)	(12,098)
Cash provided by (used for) operating activities	9,917	(2,247)
Investing activities
Purchases of investments	(26,050)	(7,695)
Proceeds from sale of investments	52,377	10,815
Capital expenditures	(859)	(1,021)
Acquisitions, net of cash acquired	(86,274)	(8,157)
Other, net	(300)	93
Cash used for investing activities	(61,106)	(5,965)
Financing activities
Proceeds from stock option exercises	4,594	66
Excess tax benefit from stock option exercises	2,689	—
Payments of long-term debt and capital lease obligations	—	(11)
Cash provided by financing activities	7,283	55
Effect of exchange rate changes on cash and cash equivalents	(71)	(67)
Net decrease in cash and cash equivalents	(43,977)	(8,224)
Cash and cash equivalents — Beginning of period	92,367	35,907
Cash and cash equivalents — End of period	$48,390	$27,683

Reconciliation from cash provided by operating activities to free cash flow (a non-GAAP measure):

	Three months ended March 31
($000)	2006	2005

Cash provided by (used for) operating activities	$9,917	$(2,247)
Less: Capital expenditures	(859)	(1,021)
Free cash flow	$9,058	$(3,268)

Morningstar, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

	March 31,	December 31,
($000)	2006	2005

Assets
Current assets:
Cash and cash equivalents	$48,390	$92,367
Investments	34,516	60,823
Accounts receivable, net	54,905	47,530
Income tax receivable, net	6,722	—
Other	6,378	5,495
Total current assets	150,911	206,215

Property and equipment, net	17,483	17,355
Investments in unconsolidated entities	16,631	16,355
Goodwill	65,805	17,500
Intangible assets, net	62,961	7,251
Deferred tax asset, net	7,932	29,729
Other assets	2,126	1,906
Total assets	$323,849	$296,311

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$15,593	$13,664
Accrued compensation	16,608	26,463
Income tax payable	—	1,259
Deferred revenue	87,497	71,155
Deferred tax liability, net	840	833
Other	2,517	2,467
Total current liabilities	123,055	115,841

Accrued compensation	1,376	4,458
Other long-term liabilities	3,386	2,298
Total liabilities	127,817	122,597

Total shareholders’ equity	196,032	173,714

Total liabilities and shareholders’ equity	$323,849	$296,311

Morningstar, Inc. and Subsidiaries

Segment Information

	Three months ended March 31
($000)	2006	2005	change

Revenue
Individual	$19,128	$15,508	23.3%
Advisor	21,750	16,491	31.9%
Institutional	30,572	22,306	37.1%
Eliminations	(1,390)	(1,101)	26.2%
Consolidated revenue	$70,060	$53,204	31.7%

Revenue — U.S.	$61,638	$46,231	33.3%
Revenue — non-U.S.	$8,422	$6,973	20.8%

Operating income (loss)(1)
Individual	$5,562	$2,425	129.4%
Advisor	6,082	2,586	135.2%
Institutional	8,695	3,100	180.5%
Corporate items and eliminations	(1,141)	(1,233)	(7.5)%
Consolidated operating income	$19,198	$6,878	179.1%

Operating margin
Individual	29.1%	15.6%	13.5	pp
Advisor	28.0%	15.7%	12.3	pp
Institutional	28.4%	13.9%	14.5	pp
Consolidated operating margin	27.4%	12.9%	14.5	pp

(1) Includes stock-based compensation expense allocated to each segment.

Morningstar, Inc. and Subsidiaries

Supplemental Data

($000)	Q1 2006	Q1 2005	change		Full-Year 2006

Revenue Composition (1)
New revenue	$6,730	$5,905	14.0%		$17,740
Renewal revenue	11,136	5,658	96.8%		34,533
Walk-in revenue	47,774	41,641	14.7%		136,952
Revenue excluding Ibbotson	65,640	53,204	23.4%		189,225
Ibbotson revenue (2)	4,420	—	NMF		—
Consolidated revenue	$70,060	$53,204	31.7%		$189,225

% of Revenue excluding Ibbotson
New revenue	10.2%	11.1%	(0.9	)pp	9.4%
Renewal revenue	17.0%	10.6%	6.4	pp	18.2%
Walk-in revenue	72.8%	78.3%	(5.5	)pp	72.4%
Revenue excluding Ibbotson	100.0%	100.0%	—		100.0%

(1)  To help investors evaluate the company’s ongoing business results, Morningstar separates revenue into three categories: 1) new revenue, defined as revenue from selling additional products to current customers or from selling to new customers; 2) renewal revenue, defined as revenue from renewals of subscriptions or licenses; and 3) “walk-in” revenue, defined as revenue it expects to recognize during the year from subscriptions and license agreements in place as of January 1 of each year, adjusted for cancellations, currency translations, and other routine adjustments during the year.

(2)  Revenue from Ibbotson Associates has not been incorporated into new, renewal, or walk-in revenue.

	As of March 31
	2006	2005	% change
Our Employees
Total worldwide headcount (3)	1,250	1,000	25.0%
Number of U.S. stock analysts	85	79	7.6%
Number of U.S. fund analysts	29	28	3.6%

Our Business
Number of Morningstar.com Premium subscriptions	155,505	138,364	12.4%
Number of Principia subscriptions	49,269	53,048	(7.1)%
Number of U.S. Advisor Workstation licenses	121,849	90,323	34.9%
Number of Morningstar Direct licenses	1,093	797	37.1%
Assets under management for Morningstar Managed Portfolios	$1.5 bil	$1.0 bil	50.0%
Assets under management for managed retirement accounts (3)	$6.0 bil	$151.1 mil	NMF
Assets under advisement for Investment Consulting (3)	$37.0 bil	$15.3 bil	141.8%

(3) 2006 amounts include Ibbotson Associates

		Three months ended March 31
($000)		2006	2005
Effective Income Tax Expense Rate
Income before income taxes, equity in net income of unconsolidated entities, and cumulative effect of accounting change		$20,131	$7,587
Equity in net income of unconsolidated entities		647	480
Total		$20,778	$8,067
Income tax expense		$7,598	$4,060
Effective income tax expense rate		36.6%	50.3%

Morningstar, Inc. and Subsidiaries

Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measures

Reconciliation from operating income to operating income before stock-based compensation expense:

	Three months ended March 31
($000)	2006	2005	% change

Operating income	$19,198	$6,878	179.1%
Add back: stock-based compensation expense	1,934	4,887	(60.4)%
Operating income before stock-based compensation expense	$21,132	$11,765	79.6%

Reconciliation from operating margin to operating margin before stock-based compensation expense:

	Three months ended March 31
(% of revenue)	2006	2005	change

Operating margin	27.4%	12.9%	14.5	pp
Add back: stock-based compensation expense	2.8%	9.2%	(6.4	)pp
Operating margin before stock-based compensation expense	30.2%	22.1%	8.1	pp